CREDIT AGREEMENT





                                     BETWEEN





                     GS COES (YORKVILLE I), LLC, AS BORROWER





                                       AND





                     YA GLOBAL INVESTMENTS, L.P., AS LENDER

                             As of January 11, 2008


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


SECTION 1.    DEFINITIONS....................................................................................4
   1.1 Definitions...........................................................................................4
   1.2 Accounting Terms......................................................................................9

SECTION 2.   REVOLVING CREDIT FACILITY.......................................................................9
   2.1 Revolving Advances....................................................................................9
   2.2 Interest.............................................................................................11
   2.3 Cash Management; Prepayment; Payments................................................................11
   2.4 Security and Guaranties..............................................................................13
   2.5 Fees.................................................................................................13
   2.6 Extension of Maturity Date; Termination..............................................................13

SECTION 3, CONDITIONS PRECEDENT.............................................................................14
   3.1 Conditions to Closing................................................................................14
   3.2 Conditions to the Funding Date Advances..............................................................15
   3.3 Conditions to all Revolving Advances.................................................................15

SECTION 4. REPRESENTATIONS AND WARRANTIES...................................................................16
   4.1 Organization.........................................................................................16
   4.2 Authorization........................................................................................16
   4.3 No Conflicts.........................................................................................16
   4.4 Compliance and Other Agreements......................................................................16
   4.5 ERISA................................................................................................17
   4.6 Approvals and Consents...............................................................................17
   4.7 Investment Company...................................................................................17
   4.8 Regulation U; Securities Exchange Act of 1934........................................................17
   4.9 Use of Funds.........................................................................................17
   4.10 Financial Statements................................................................................18
   4.11 Taxes...............................................................................................18
   4.12 Title to Properties/Priority of Liens...............................................................18
   4.13 Litigation..........................................................................................18
   4.14 Insurance...........................................................................................18
   4.15 Brokers.............................................................................................18
   4.16 Disclosure..........................................................................................18
   4.17 Bank Accounts.......................................................................................19
   4.18 Subsidiaries; Affiliates; Solvency..................................................................19
   4.19 Environmental Compliance............................................................................19
   4.20 Intellectual Property; License Agreement............................................................19
   4.21 No Event of Default.................................................................................20
   4.22 Names...............................................................................................20

SECTION 5. AFFIRMATIVE COVENANTS............................................................................20
   5.1 Preservation of Existence............................................................................20
   5.2 Maintenance of Properties; Insurance.................................................................20
   5.3 Payment of Taxes.....................................................................................20
   5.4 Field Audit and Examinations.........................................................................20
   5.5 Accounting; Financial Statements and Other Information...............................................21
   5.6 Compliance...........................................................................................22
   5.7 ERISA................................................................................................22
   5.8 Ownership/Control....................................................................................22
   5.9 Change in Business...................................................................................22
   5.10 Notification to Lender..............................................................................23
   5.11 Environmental Compliance............................................................................23
   5.12 Further Assurances..................................................................................23
   5.13 License Agreements..................................................................................23
   5.14 Build Out Draw Schedule.............................................................................24
   5.15 Compliance with Projections.........................................................................24
   5.16 Minimum Production..................................................................................24

SECTION 6. NEGATIVE COVENANTS...............................................................................24
   6.1 Investments and Guaranties...........................................................................24
   6.2 Limitation on Liens..................................................................................25
   6.3 Additional Obligations...............................................................................25
   6.4 Mergers, Etc.........................................................................................25
   6.5 Accounting Changes...................................................................................25
   6.6 Negative Pledges, Etc................................................................................25
   6.7 Recapitalization.....................................................................................25
   6.8 Dividends and Redemptions............................................................................26
   6.9 Transactions with Affiliates.........................................................................26

SECTION 7. EVENTS OF DEFAULT/REMEDIES.......................................................................26
   7.1 Events of Default....................................................................................26
   7.2 Remedies.............................................................................................28

SECTION 8. MISCELLANEOUS....................................................................................28
   8.1 Expenses.............................................................................................28
   8.2 Survival of Agreement................................................................................29
   8.3 No Waiver; Cumulative Remedies.......................................................................29
   8.4 Notices and Deliveries...............................................................................29
   8.5 Amendments and Waivers...............................................................................30
   8.6 Applicable Law.......................................................................................30
   8.7 Successors...........................................................................................30
   8.8 Partial Invalidity...................................................................................30
   8.9 Headings and Word Meanings...........................................................................30
   8.10 WAIVER OF JURY TRIAL................................................................................30
   8.11 JURISDICTION; SERVICE OF PROCESS....................................................................30
   8.12 Indemnity...........................................................................................31
   8.13 Marshalling; Recourse to Security; Payments Set Aside...............................................31
   8.14 Entire Agreement....................................................................................31
   8.15 Set-off.............................................................................................31
   8.16 Waiver of Notices...................................................................................32
   8.17 Counterparts; Facsimile Signature...................................................................32



                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of January 11, 2008, between GS COES (YORKVILLE I), LLC, a New York limited liability company, having an office at One Penn Plaza, Suite 1612, New York, New York 10119 (the "Borrower"), and YA GLOBAL INVESTMENTS, L.P., a Cayman Island exempt limited partnership having an office at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07303 (the "Lender").

                                R E C I T A L S:

     The Borrower desires the Lender, and the Lender is willing, subject to and upon the terms and conditions set forth herein and in the other Financing Agreements (as defined herein), to make a discretionary revolving credit facility (the "Revolving Credit Facility") available to the Borrower. Accordingly, the Borrower and the Lender hereby agree as follows:

         NOW, THEREFORE, IT IS AGREED:

SECTION 1.        DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     "Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any specified Person, shall mean the power to direct or cause the direction of the actions, management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and whether or not such power is actually exercised.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

     "Availability" shall mean, as of the date calculated, the result of (a) the Revolving Loan Ceiling, minus (b) the Collateral Limitation.

     "Blocked Account" shall have the meaning set forth in Section 2.3.1 hereof.

     "Board" shall have the meaning set forth in Section 4.8 hereof.

     "Borrower" shall have the meaning set forth in the preamble to this Agreement.

     "Build Out Draw Schedule" shall mean that certain schedule setting forth the timetable for, and costs of, installing COES Installations in various locations, to be provided to the Lender by the Borrower prior to the Closing Date, in a form and of a nature acceptable to the Lender in all respects, as the same may be updated, modified and amended from time to time pursuant to the mutual agreement, in writing, of the Borrower and the Lender.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close under the laws of the State of New York.

     "Cash Equivalents" shall mean:

     (i) demand deposits at, or certificates of deposit in Dollars of, any Institutional Lender;

     (ii) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

     (iii) investments  in  money  market  mutual  funds  registered  under  the
          Investment   Company   Act  of  1940   having   assets  in  excess  of
          $2,500,000,000;

     (iv) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc.; and

     (v) federally tax exempt securities rated "A" or better by either Standard & Poor's Corporation or Moody's Investor Service, Inc. provided that, in each case mentioned in (i), (ii), and (iv) above, such obligations shall mature not more than one year from the date of acquisition thereof.

     "Cash Flow Projections" shall mean the cash flow projections for the Borrower's operations provided to the Lender by the Borrower prior to the date of this Agreement.

     "Closing Date" shall mean the date of this Agreement.

     "COES Installations" shall mean the Corn Oil Extraction Systems installed by the Borrower in the following locations, together with any other Corn Oil Extraction Systems installed in any other locations which are financed with the proceeds of the Revolving Advances: (i) Utica Energy, LLC, 4995 State Road 91, Oshkosh, WI 54904, (ii) Western New York Energy, LLC, 40 Lackawanna Avenue, Mount Morris, NY 14510, (iii) Global Ethanol, LLC, 11440 Cemetery Road, Riga, MI 49276, (iv) Global Ethanol, LLC, 1660 428th Street, Lakota, IA 50451, (v) Central Indiana Ethanol, LLC, 2955 W. Delphi Pike, Marion, IN 46953, and (vi) Northeast Biofuels, LP, 376 Owen Road, Fulton, NY 13069.

     "COES License Agreement" shall have the meaning set forth in Section 4.20.

     "Collateral" shall mean all of the property of the Borrower and the Guarantors in which the Lender has been, or shall hereafter be, granted a lien or security interest under the Security Agreement, the Pledge Agreement, the IP Security Agreement, and/or the Mortgages.

     "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Lender with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

     "Collateral Limitation" shall mean the sum of (a) the aggregate unpaid balance of the Loan Account, plus (b) the aggregate amount of outstanding loan or loans owed by Borrower's affiliate NextGen Fuel to the Stillwater Asset Backed Fund, L.P., which loan balance is currently approximately $3,800,000.00.

     "Communication" shall have the meaning set forth in Section 8.4 hereof.

     "Compliance Certificate" shall mean a certificate in a form acceptable to the Lender in all respects executed by the president or chief executive officer of the Borrower certifying to the Lender that (i) the Borrower is in compliance with the terms and conditions of this Agreement and the other Financing
Agreements, (ii) the installation of the COES Installations is proceeding in accordance with the Build Out Draw Schedule and Section 5.14 hereof, (iii) the Borrower is in compliance with the covenants set forth in Sections 5.15 and 5.16hereof, and (iv) no Default or Event of Default has occurred and is continuing.

     "Default" shall mean any condition, act or event that, with notice or lapse of time or both, would constitute an Event of Default.

     "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and any bank at which any deposit account of Borrower is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by Borrower and has such other terms and conditions as Lender may require.

     "Dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

     "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental
Authority, i) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, ii) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or iii) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "ERISA Affiliate" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended.

     "Event of Default" shall have the meaning assigned to such term in Section 7 hereof.

     "Exchange Act" shall have the meaning assigned to such term in Section 4.8 hereof.


     "Financing Agreements" shall mean the following agreements and instruments (as such agreements and instruments may be hereafter amended, modified or supplemented in accordance with their respective terms): (i) this Agreement,
(ii) the Security Agreement, (iii) the Revolving Note, (iv) the Guaranty Agreement, (v) the Pledge Agreement, (vi) the Mortgages, (vii) the IP Security Agreement, and (viii) any other supplementary security agreements or other collateral documents or other related agreements now or hereafter delivered to the Lender by the Borrower.

     "Funding Date" shall have the meaning set forth in Section 2.1 hereof.

     "Funding Date Advances" shall have the meaning set forth in Section 2.1.1 hereof.

     GAAP" shall mean principles that are (i) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (ii) consistently applied with past financial statements of the Borrower.

     "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GreenShift" shall mean GreenShift Corporation, a Delaware corporation.

     "GS AgriFuels" shall mean GS AgriFuels Corporation a Delaware corporation.

     "GS CleanTech" shall mean GS CleanTech Corporation, a Delaware corporation.

     "GS Energy" shall mean GS Energy Corporation, a Delaware corporation.

     "GS  Ethanol"  shall  mean  GS  Ethanol  Technologies,   Inc.,  a  Delaware
corporation.

     "Guaranty Agreement" shall have the meaning set forth in Section 2.4.1 hereof.

     "Guarantors" shall mean each of GreenShift, GS AgriFuels, GS CleanTech, GS Energy, GS Ethanol, Viridis Capital, LLC, NexGen Fuel, Kevin Kreisler, and each of their respective subsidiaries and Affiliates.

     "Hazardous  Materials"  shall  mean  any  hazardous,   toxic  or  dangerous
substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     "Indebtedness" shall mean, with respect to any specified Person, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and payable in accordance with customary trade practices, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all payment obligations of such Person with respect to interest rate or currency protection agreements, (vi) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances, (vii) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), and (viii) all guarantees or other contingent liability of such Person.

     "Institutional Lender" shall mean any savings bank, savings and loan association, commercial bank or trust company, insurance company, or any holding or service company of any of the foregoing, in each case having capital of not less than $400,000,000 and authorized to do business in the United States.

     "Intellectual Property" shall mean all of Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to Borrower's use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

     "IP Security Agreement" shall have the meaning set forth in Section 2.4.2 hereof.

     "Kerns Judgment" shall mean that certain judgment entered in favor of Kerns Manufacturing Corp. in the amount of $1,020,265 against GS CleanTech.

     "Lender" shall have the meaning set forth in the preamble to this Agreement.

     "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Loan Account" shall have the meaning set forth in Section 2.1.2 hereof.

     "Maturity Date" shall mean August 31, 2009, unless extended in accordance with the terms of Section 2.6 of this Agreement, in which case it shall mean August 31, 2010.

     "Mortgages" shall have the meaning set forth in Section 2.4.2 hereof.

     "Multiemployer Plan" shall mean a Plan described in Section 4001(a)(3) of ERISA.

     "NextGen Fuel" shall mean NextGen Fuel, Inc., a Delaware corporation.

     "Obligations" shall mean all obligations, liabilities and indebtedness of the Borrower to the Lender, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, all obligations, liabilities and indebtedness of the Borrower with respect to the Revolving Credit Facility, and the payment and performance of all other obligations, liabilities, and indebtedness of the Borrower to the Lender hereunder, and/or under any one or more of the other Financing Agreements, including, without limitation, all fees, costs, expenses and indemnity obligations hereunder or thereunder.

     "Operating    Account"   shall   mean   the   Borrower's   account   number
________________ maintained with Bank of America, N.A.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, joint venture, firm, corporation, limited liability company, trust, charitable institution or other business or legal entity.

     "Plan" shall mean any pension plan that is covered by Title IV of ERISA or employee benefit plan (as defined in Section 3(3) of ERISA) and in respect of which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

     "Pledge  Agreement"  shall  have the  meaning  set forth in  Section  2.4.2 hereof.

     "Prohibited Transaction" shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     "Reportable Event" shall mean any of the events set forth in Section 4043 of ERISA.

     "Revolving Advance" shall have the meaning set forth in Section 2.1 hereof.

     "Revolving Credit Facility" shall have the meaning set forth in Recitals section hereof.

     "Revolving Loan Ceiling" shall mean $10,000,000.

     "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

     "Security Agreement" shall have the meaning set forth in Section 2.4.2 hereof.

     "Shares" shall have the meaning set forth in Section 2.5.3 hereof.

     "Solvent" shall mean, at any time, that the Borrower (i) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and
(ii) the assets and properties of the Borrower at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by the Borrower) are greater than the Indebtedness of the Borrower, and including subordinated and contingent liabilities computed at the amount which, the Borrower has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

     "Subsidiary" shall mean a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower.

     "Termination Date" shall mean the earlier to occur of (i) the Maturity Date, (ii) such date as Revolving Advances shall otherwise be payable in full in accordance with the provisions of Section 7 of this Agreement, and (iii) the termination of this Agreement pursuant to Section 2.6 hereof.

     "Utica System" shall have the meaning set forth in Section 4.20 hereof.

1.2 Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to such terms in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financing Accounting Standards Board, and such changes would materially modify the interpretation or computation of the financial covenants contained in this Agreement at the time of execution hereof, then in such event such changes shall not be followed in calculating the financial covenants.

SECTION 2.        REVOLVING CREDIT FACILITY

2.1 Revolving Advances. The Lender may, in its sole discretion, make advances to the Borrower from time to time from the date all of the conditions set forth in Sections 3.1, 3.2, and 3.3 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). The Lender shall not consider any request for a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section II, the Borrower may request Revolving Advances, repay pursuant to Section II hereof and request additional Revolving Advances.

2.1.1 Procedures for Requesting Revolving Advances. On the Funding Date, the Lender shall make the following Revolving Advances (collectively, the "Funding Date Advances"): (a) an initial Revolving Advance of $4,000,000 to the Borrower, (b) a Revolving Advance of $250,000 to the Lender to pre-pay estimated interest coming due under the Revolving Credit Facility for the first three (3) months of the Revolving Credit Facility (the "Prepaid Interest Advance"), (c) a Revolving Advance of $210,000 to the Lender to pay the fees due to the Lender under Sections 2.5.1 and 2.5.2 hereof, and
     (d) a Revolving Advance of $150,000.00 to the Lender's counsel to pay for the estimated costs and expenses incurred by the Lender in connection with the negotiation and preparation of this Agreement and the other Financing Agreements. Thereafter, the Lender may, in its discretion, make additional Revolving Advances from time to time at the request of the Borrower, provided that (i) such Revolving Advances shall be made no more frequently than once per month and no later than the fifth Business Day of each calendar month, (ii) such request is made in writing at least ten (10) days prior to the date on which such Revolving Advance is to be funded, and is accompanied by an executed Compliance Certificate, (iii) such request shall be for Revolving Advances to pay for costs and expenses incurred in connection with the installation of the COES Installations in accordance with the Build Out Draw Schedule, and (iv) all borrowings after the Funding Date Advances shall be in multiples of $100,000. There shall not be any recourse to, nor liability of, the Lender on account of any of the following: (x) any delay in the Lender's making of, and/or any decline by the Lender to make, any Revolving Advance, (y) any delay in the proceeds of any such Revolving Advance constituting collected funds, and (z) any delay in the receipt, and/or any loss, of funds which constitute a Revolving Advance, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.


     The Lender may rely on any request for a Revolving Advance which the Lender, in good faith believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested Revolving Advance pending the Lender's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Lender.

2.1.2 Loan Account.

     (a) An account (the "Loan Account") shall be opened on the books of the Lender, in which Loan Account a record may be kept of all Revolving Advances made by the Lender to the Borrower under or pursuant to this Agreement and of all payments thereon.

     (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Obligations and of all credits against such amounts so owed.

     (c) All credits against the Obligations shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Obligations which is charged back against the Lender for any reason or is not so paid shall be an Obligation and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

     (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit Facility whether or not such amounts are then due and payable.

     (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit Facility any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 2.1. Any amount which is added to the principal balance of the Loan Account as provided in this Subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Revolving Advances.

     (f) Any written statement rendered by the Lender to the Borrower concerning the Obligations shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Obligations shall be prima facie evidence and proof of the items described therein.

2.2  Interest. The Revolving Advances shall bear interest as follows:


2.2.1 Interest Rate. The outstanding principal amount of the Revolving Advances shall bear interest at a rate of twenty percent (20%) per annum. The first three months of interest payments due under the Revolving Credit Facility shall have been prepaid to the Lender pursuant to the Prepaid Interest Advance. Thereafter, the Borrower shall pay accrued interest on the outstanding principal amount of the Revolving Advances at the foregoing rate monthly in arrears on the first day of each month beginning on the first day of the fourth month immediately following the Funding Date, and at the Termination Date (whether by acceleration or otherwise). Interest shall be computed on the basis of a 360-day year over the actual number of days elapsed.

2.2.2 Interest Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default (and whether or not the Lender accelerates payment or exercises any of Lender's other rights on account thereof), interest shall accrue, at the option of the Lender, on the unpaid Obligations at a rate per annum equal to four (4%) percent in excess of the rate otherwise applicable to such Obligations, but in no event in excess of the maximum rate permitted by applicable law. Interest accruing at the foregoing rate shall be due and payable upon demand by the Lender.

2.2.3 Maximum Rate.  Notwithstanding  anything  otherwise in this Section 2.2 or
     Section 2.3.2 to the contrary, the rate of interest payable by the Borrower shall not exceed the maximum rate permitted by applicable law. In the event the interest paid by the Borrower shall exceed the maximum lawful rate, at the Lender's option, the excess shall be applied in reduction of the principal balance of the Revolving Advances, or repaid to the Borrower.

2.3  Cash Management; Prepayment; Payments.

2.3.1 Cash  Management.

     (a) Borrower shall establish and maintain, at its expense, a lockbox and related blocked account (the "Blocked Account"), as Lender may specify, with bank which is acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit, on a daily basis, all payments and receipts in the identical form in which such payments and receipts are made or received, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered to Lender, a Deposit Account Control Agreement duly authorized, executed and delivered by such bank where the Blocked Account is maintained and Borrower shall execute and deliver such other agreements or documents as Lender may require in connection therewith. In addition, Borrower shall take the necessary steps to allow Lender "read only" online access to the Blocked Account so that Lender may electronically monitor the Blocked Account at any time and from time to time in its discretion.


     (b) Borrower and its employees and agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Account, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Account arising out of Lender's payments to or indemnification of such bank, financial institution or other person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section shall survive the termination or non-renewal of this Agreement.


     (c) All amounts deposited in the Blocked Account shall be swept daily and remitted as follows: (i) from and after the occurrence of an Event of Default, 100% of such receipts shall be remitted to the Lender to be applied in reduction of the Obligations in a manner determined by the Lender in its sole and exclusive discretion, or, if no Event of Default has occurred and is continuing, then as follows (x) prior to July 1, 2008, 100% of such receipts shall be remitted to the Borrower's Operating Account, and (y) from and after July 1, 2008, the receipts shall be distributed as set forth in Section 2.3.3(c) below.

2.3.2 Prepayment. The Borrower may prepay all or any portion of the principal balance of the Revolving Advances from time to time without penalty or premium, provided, however, that in all events and circumstances the Lender shall be entitled to a minimum interest payment under the Revolving Credit Facility equal to the amount of the Prepaid Interest Advance, and therefore shall retain the funds paid to the Lender pursuant to the Prepaid Interest Advance even if the Borrower repays all of the outstanding Obligations under the Revolving Credit Facility on or before the 90th day after the Funding Date.

2.3.3 Repayment of Obligations. The Borrower shall repay the Obligations as follows:

     (a) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the aggregate outstanding principal balance of the Revolving Advances does not exceed Availability.

     (b)  Accrued interest shall be paid as set forth in Section 2.2, above.

     (c) From and after July 1, 2008, on a daily basis an amount equal to 1/30th of the Borrower's estimated EBITDA (as set forth in the Cash Flow Projections) for the then current month (the "Estimated EBITDA Payments") shall be deducted from the Borrower's receipts deposited into the Blocked Account and remitted to the Lender to be applied in reduction of the Obligations, with the balance of such receipts being remitted to the Borrower's Operating Account. On the fifth day of each month, the Borrower shall provide the Lender with a "true up" calculation of the Borrower's actual EBITDA for the prior month versus the Estimated EBITDA Payments made during the prior month pursuant to the foregoing sentence. If the "true up" calculation indicates that the aggregate Estimated EBITDA Payments made by the Borrower were less than 30% of its actual EBITDA for the prior month, then the Borrower shall promptly pay the difference to the Lender. If the "true up" calculation indicates that the aggregate Estimated EBITDA Payments made by the Borrower were more than 30% of its actual EBITDA for the prior month to the Lender, and the aggregate of such Estimated EBITDA Payments exceed the minimum $100,000.00 monthly payment set forth in
          Section 2.3.3(d) hereof, then the Estimated EBITDA Payments to be made for the then current month shall be reduced by an appropriate amount until such excess payment is returned to the Borrower. Unless an Event of Default has occurred, such amounts shall be applied first in reduction of the principal balance of the Obligations, and then in reduction accrued interest, fees, and expenses. From and after the occurrence of a Default or an Event of Default, at the Lender's option, 100% of such receipts shall be applied in reduction of the Obligations in a manner determined by the Lender in its sole and exclusive discretion. Any payments received by the Lender hereunder will not be deemed applied in reduction of the Obligations unless and until such payments have been received in good and collected funds. In the event that at any time or from time to time there are no Obligations outstanding, 100% of such receipts shall be remitted to the Borrower's Operating Account.

     (d) Commencing on July 1, 2008, and continuing on the first day of each month thereafter, the Borrower shall make monthly principal payments to the Lender in an amount (if a positive number) equal to the difference between (i) $100,000, and (ii) the amounts paid to the Lender pursuant to Section 2.3.3(c) hereof.

     (e)  The Borrower shall repay all Obligations on the Termination Date.

2.3.4 Manner of Payment. Except as otherwise expressly set forth herein, all payments required to be made by the Borrower hereunder on account of principal, interest, or fees shall be made by wire transfer, in Dollars, in immediately available funds as set forth herein. Whenever any payment hereunder, or under any of the Financing Agreements, becomes due on a day on which the Lender is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding Business Day, and such extension of time shall be included in the computation of interest. The Borrower authorizes (but shall not require) the Lender to debit any account maintained by the Borrower on any date on which a payment is due to the Lender hereunder or under any of the Financing Agreements, in an amount equal to any unpaid portion of such payment.

2.4  Security and Guaranties.

2.4.1 Guaranties. As a condition precedent to the making of the Revolving Credit Facility available to the Borrower hereunder, each Guarantor shall guarantee the Obligations of the Borrower to the Lender pursuant to a certain Global Guaranty Agreement of even date herewith executed by each such Guarantor (the "Guaranty Agreement").

2.4.2 Security. To secure repayment of all amounts due under the Revolving Credit Facility, and all of the other Obligations, the Borrower and each Guarantor shall grant valid and perfected security interests to the Lender in the Collateral pursuant to a certain Global Security Agreement of even date herewith (the "Security Agreement") and pledge to the Lender all of their shares, membership interests, and/or other ownership interests in all of their respective subsidiaries and affiliates pursuant to a certain Global Pledge Agreement of even date herewith (the "Pledge Agreement"), and grant valid and perfected security interests to the Lender in the portion of the Collateral consisting of Intellectual Property pursuant to a certain Intellectual Property Security Agreement of even date herewith (the "IP Security Agreement") and grant mortgages (the "Mortgages") to the Lender on any real property owned by the Borrower and/or each Guarantor.

2.5  Fees.

2.5.1 Monitoring Fee. On the Funding Date, the Borrower shall pay the Lender a monitoring fee of $175,000, which fee shall be fully earned as of the Funding Date, and used to compensate the Lender for monitoring and managing the Revolving Credit Facility.

2.5.2 Structuring and Due Diligence Fee. The Borrower shall pay the Lender a fee in the amount of $35,000, to reimburse the Lender for the costs, fees and expenses incurred by the Lender in conducting its due diligence and structuring this transaction. Such fee shall be fully earned and paid to the Lender on or before the Funding Date regardless of whether or not the transactions contemplated hereby are consummated. The fee shall be paid by a Revolving Advance under the Revolving Credit Facility on the Funding Date. The Borrower acknowledges and agrees that this fee is in addition to, and shall not be applied against, the legal fees and expenses incurred by the Lender in connection with the negotiation and preparation of the Financing Agreements.

2.5.3 Grant of Shares. GS CleanTech, the parent of the Borrower, shall grant 6,000,000 shares of the common stock of GS CleanTech (the "Shares") to the Lender on or before the Closing Date as additional consideration for the Lender to make the Revolving Credit Facility available to the Borrower, which shares shall be validly issued, fully paid and nonassessable.

2.5.4 Unused Line Fee. An Unused Line Fee shall be payable on the last day of each month, at the rate of one-half of one percent (0.50%) per annum, on the average daily Availability during such month.

2.5.5 Override. The Lender shall receive an override fee of $0.10 per gallon of corn oil extracted by Borrower from the COES Installations, which fee shall be payable monthly, on the first day of each month, until the later of (i) the Termination Date, or (ii) the date upon which the Lender has received such fee on a total of twenty million (20,000,000) gallons of corn oil.

2.6 Extension of Maturity Date; Termination. The Maturity Date of the Revolving Credit Facility may be extended for twelve (12) months at the discretion of the Lender, provided that (i) no Default or Event of Default has occurred and is continuing, and (ii) the Borrower provides the Lender with at least thirty (30) days prior written notice of its request to extend the Maturity Date. This Agreement may be terminated by the Borrower at any time upon thirty (30) days prior written notice to the Lender, provided that no termination of this Agreement shall relieve, release, or discharge the Borrower or Guarantors of their respective duties, obligations, and covenants under this Agreement and the other Financing Agreements, or to terminate any Liens or security interests granted to the Lender, or to otherwise release any Collateral, unless and until all Obligations have been fully and finally discharged and paid (in good and collected funds). Notwithstanding the foregoing, all representations, warranties, covenants, indemnifications, and agreements which by their express terms survive the termination of this Agreement and/or the Financing Agreements shall not be affected by such termination and shall remain in full force and effect.

SECTION 3.        CONDITIONS PRECEDENT

3.1 Conditions to Closing. The obligation of the Lender to execute and deliver this Agreement is subject to the conditions precedent that:

3.1.1 Evidence of Corporate Action; Certificate and Agreement. The Lender shall have received (i) copies of all action taken by the Borrower and each Guarantor to authorize the execution, delivery and performance of this Agreement and the other Financing Agreements; (ii) a copy of the Borrower's and each Guarantor's respective Articles of Incorporation (or similar charter documentation), as amended to date; (iii) a copy of the By-Laws (or similar documentation) of the Borrower and each Guarantor, as amended to date, and (iv) an incumbency certificate from the Borrower and each Guarantor. All of the documents listed in subsections (i) through (iv) shall be in a form and substance acceptable to the Lender and certified by the Secretary of the Borrower and each Guarantor in a certificate dated as of even date herewith.

3.1.2 Delivery of Definitive Documentation. This Agreement and the other Financing Agreements shall have been duly executed and delivered to the Lender in a form and substance satisfactory to the Lender and its counsel.

3.1.3 Completion of Due Diligence. Satisfactory completion by the Lender of its due diligence.

3.1.4 Legal Opinions. Legal opinions of counsel to the Borrower reasonably satisfactory in form and substance to the Lender, including, without limitation, with respect to the enforceability and perfection of the Liens granted in the Collateral.

3.1.5 Solvency Certificate. The Lender shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower, after giving effect to the transactions contemplated hereby, is Solvent.

3.1.6 COES License. The COES License Agreement shall be in full force and effect, in a form and of a substance acceptable to the Lender, and a fully executed copy of the same delivered to the Lender.

3.1.7 Build Out Draw Schedule; Cash Flow Projections. The Borrower shall have provided the Lender with the Build Out Draw Schedule and Cash Flow Projections, both in a form and of a substance acceptable to the Lender.

3.1.8 Litigation; Investigations. Except as set forth on Schedule 4.13 hereto, there shall not be any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a material adverse effect.

3.1.9 Consents and Approvals. All necessary consents and approvals to the Financing Agreements shall have been obtained.

3.1.10 Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, income and/or prospects of the Borrower or Guarantors other than what has already been disclosed to Lender in writing shall have occurred since the date of the financial statements delivered to the Lender pursuant to Section 4.10 hereof.

3.1.11 Fees; Costs; Expenses. All fees, costs, and expenses (including, without limitation, legal fees and expenses) to be paid or delivered at or prior to the closing shall have been paid or delivered (as applicable) to the Lender, including, without limitation, the fees set forth in Sections 2.5.1 and 2.5.2 hereof and the legal fees and expenses of the Lender's counsel.

3.1.12 Delivery of the Shares. The Shares shall have been delivered to the Lender.

3.1.13 COES Contracts. The equipment rental and license agreement for the Utica System, and all other existing contracts held by any Guarantor for the installation and/or use of COES Installations shall have been assigned to, or otherwise transferred to, the Borrower pursuant to such assignments and other transfer documents as are acceptable to the Lender in all respects.

3.2 Conditions to the Funding Date Advances. In addition to the conditions set forth in Section 3.1 hereof, it shall be a condition precedent to the Lender making the Funding Date Advances that:

3.2.1 Perfection of Security Interests and Liens. The Lender shall have received evidence, in a form and substance satisfactory to the Lender, that the Lender has valid, perfected first priority (except as otherwise expressly set forth herein) Liens in all of the Collateral.

3.2.2 Third Party Consents. The Lender shall have received, in form and substance acceptable to the Lender, all consents, waivers, acknowledgments, Collateral Access Agreements, and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect, and perfect its security interests in, and liens upon, the Collateral, or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements for the Utica System.

3.2.3 Lock Box;  Deposit Account  Control  Agreements.  The lockbox  required by
     Section 2.3.1 hereof shall have been established in a form and of a substance acceptable to the Lender, and the Lender shall have received, in form and substance acceptable to the Lender, Deposit Account Control Agreements by and among the Borrower, the Lender, and each bank where Borrower has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower (or Lender shall be the bank's customer with respect to such deposit account, as Lender may specify).

3.2.4 Insurance. The Lender shall have received correct and complete copies of all insurance policies of the Borrower in compliance with Section 5.2 hereof and the certificates required thereby.

3.2.5 Release of Kerns  Judgment.  The Kerns  Judgment shall have been released,
     discharged,   satisfied,   settled,  or  otherwise  resolved  in  a  manner
     acceptable to the Lender.

3.2.6 Patriot Act Information. The Lender shall have received, at least five business days prior to the Funding Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, and the making of the Funding Date Advances shall be subject to satisfactory verification of such documentation and information.

3.3 Conditions to all Revolving Advances. In addition to the conditions set forth in Sections 3.1 and 3.2 hereof, it shall be a condition precedent to the Lender making any Revolving Advance that:

3.3.1 Lender shall have received the required written borrowing request and Compliance Certificate in accordance with the provisions of Section 2.1.1, and such borrowing request shall otherwise comply with the provisions of
     Section 2.1.1.

3.3.2 All representations and warranties contained in the Financing Agreements shall be true and correct in all material respects on and as of the date of each borrowing request with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

3.3.3 On the date of each borrowing and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

3.3.4 The Lender shall have received Collateral Access Agreements in a form and of a substance acceptable to the Lender for any COES Installation to be funded from the proceeds of such Revolving Advance.

SECTION 4.        REPRESENTATIONS AND WARRANTIES


     In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as follows:

4.1 Organization. The Borrower and each Guarantor is a duly organized and validly existing corporation or limited liability company in good standing under the laws of its jurisdiction of formation with perpetual existence, and has all requisite right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on all business activities now conducted and as presently proposed to be conducted. The Borrower and each Guarantor has qualified and is in good standing as a foreign corporation or limited liability company, as the case may be, in each state or other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification, except such jurisdictions, if any, in which the failure to be so qualified will not have a material and adverse effect on either the conduct of its business or the ownership of its properties.

4.2 Authorization. The Borrower and each Guarantor have all requisite legal right, power and authority to execute, deliver and perform the terms and provisions of this Agreement, the other Financing Agreements executed by it, and all other instruments and documents delivered by it pursuant hereto and thereto. The Borrower and each Guarantor have taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement, the other Financing Agreements executed by it and any other related agreements, instruments or documents delivered or to be delivered by the Borrower or any Guarantor, respectively, pursuant hereto and thereto. This Agreement, the other Financing Agreements executed by the Borrower and each Guarantor and all related agreements, instruments or documents delivered or to be delivered pursuant hereto or thereto constitute and will constitute legal, valid and binding obligations of the Borrower and each Guarantor, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to the exercise of judicial discretion in accordance with general principles of equity.

4.3 No Conflicts. Neither the execution and delivery of this Agreement, the other Financing Agreements, or any of the instruments and documents delivered or to be delivered pursuant hereto or thereto, by the Borrower or any Guarantor, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law, statute or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party, or by which it or any of its properties may be bound or affected, or will result in the creation or imposition of any lien, charge or encumbrance upon any of their respective properties (except as contemplated hereunder or under the other Financing Agreements) or will violate any provision of the Articles of Incorporation or By-Laws of the Borrower and any Guarantor, in each case, as amended to date.

4.4  Compliance  and Other  Agreements.  Except as set  forth on  Schedule  4.4.
     hereto:

4.4.1 Neither the Borrower nor any Guarantor is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or on the condition, financial or otherwise, of the Borrower or such Guarantor.

4.4.2 Neither the Borrower nor any Guarantor is in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign, or in violation of any law, statute or regulation, domestic or foreign, to which it is, or any of its properties are, subject, except for such defaults or violations which, in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or on the condition, financial or otherwise, of the Borrower or such Guarantor.

4.4.3 Neither the Borrower nor any Guarantor is a party to or bound by, nor is any of its properties bound or affected by, any agreement, deed, lease or other instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, or any law, statute, rule or regulation, any of which materially and adversely affects or in the future may (so far as the Borrower may now foresee) materially and adversely affect the business, operations, prospects, properties or assets, or the condition, financial or otherwise, of the Borrower or such Guarantor.

4.4.4 Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of the Guarantors which prohibit or otherwise restrict the transfer of cash or other assets (1) between Borrower and any of the Guarantors or (2) between any Guarantor.

4.5 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate thereof has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

4.6 Approvals and Consents. All authorizations, consents, registrations, exemptions, approvals and licenses (governmental or otherwise) or the taking of any other action (including, without limitation, by the shareholders of the Borrower and each Guarantor) which are required as a condition to the validity or enforceability of this Agreement, the other Financing Agreements or any of the instruments or documents delivered or to be delivered pursuant hereto or thereto, have been effected or obtained and are in full force and effect.

4.7 Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

4.8 Regulation U; Securities Exchange Act of 1934. The Borrower is not engaged principally, or as one of its more important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or G of the Board of Governors (the "Board") of the Federal Reserve System). None of the proceeds of the Revolving Credit Facility will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation U. The Borrower will not take, nor permit any agent acting on its or his behalf to take, any action which might cause this Agreement or any of the Financing Agreements to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 (the "Exchange Act") in each case as in effect on the date hereof or as amended hereafter.

4.9 Use of Funds. The proceeds of the Revolving Credit Facility shall be used by the Borrower solely (i) to design, build and operate COES Installations,
     (ii) to pay the fees, costs, and expenses incurred or due in connection with the Revolving Credit Facility, (iii) to pay the Prepaid Interest Advance, and (iv) for other purposes expressly permitted herein.

4.10 Financial Statements. The Borrower has heretofore delivered to the Lender the financial statements of the Borrower for the fiscal year ended December 31, 2006 and the internal financial statements for the nine-month period ended September 30, 2007 (consisting in each case of balance sheets and related statements of income, retained earnings, shareholders' equity and cash flows for the fiscal year or period then ended, including the related schedules annexed thereto). Such financial statements were prepared in accordance with GAAP and present fairly the financial position and results of operations of the Borrower as of the dates of and for the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of such financial statements that were not reflected therein or in the notes thereto in accordance with GAAP. There has been no material adverse change since September 30, 2007 in the business, operations, property, or assets of the Borrower.

4.11 Taxes. The Borrower has filed or caused to be filed all tax returns required to be filed by it. The Borrower has paid all taxes (including interest and penalties) as shown on such returns or any assessment or notice of tax claim or deficiency received by it or him to the extent that such taxes have become due except as otherwise disclosed on Schedule 4.11. The Borrower has no knowledge of any proposed material tax assessment against or affecting it and is not otherwise obligated by any agreement, instrument or otherwise to contribute to the payment of taxes owed by it or him, or any other Person, except as is otherwise disclosed on Schedule
     4.11. All material tax liabilities are adequately provided for or reserved against on the books of the Borrower in accordance with GAAP.

4.12 Title to Properties/Priority of Liens.

4.12.1 The Borrower and each Guarantor have good and marketable title to, or valid leasehold interests in, all of the properties and assets reflected on the most recent of the financial statements delivered to the Lender pursuant to Section 4.10 or acquired by it after the date of such financial statement and prior to the date hereof, except for those properties and assets which have been disposed of since such date in the ordinary course of business. All such properties and assets are owned or leased by the Borrower or any Guarantor, free and clear of all mortgages, pledges, liens, security interests, encumbrances or charges of any kind, except (i) such as are disclosed on Schedule 4.12 hereto, (ii) such as are in favor of the Lender, and (iii) such as are permitted under the provisions of Section 6.2 hereof.

4.12.2 The liens and security interests granted to the Lender by the Borrower and each Guarantor under the Security Agreement, the Pledge Agreement, the IP Security Agreement, and the Mortgages, respectively, constitute valid and perfected liens and security interests in the collateral secured thereby and, except as disclosed on Schedule 4.12 hereto, such liens and security interests shall be prior to all other liens and security interests in such collateral.

4.13 Litigation. Except as set forth on Schedule 4.13 hereto, there are no actions, suits, investigations or administrative proceedings of or before any court, arbitrator or Governmental Authority pending or threatened against the Borrower, each Guarantor or any of their respective properties or assets which (i) either in any case or in the aggregate, if adversely determined, would materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise, of the Borrower, or (ii) question the validity or enforceability of this Agreement, the Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

4.14 Insurance. All physical properties and assets of the Borrower are insured in accordance with the requirements of Section 5.2.2 hereof.

4.15 Brokers. No broker or finder acting on behalf of the Borrower has brought about the consummation of the transactions contemplated hereby. The Borrower has not taken, and will not take, any action which would cause the Lender to have any obligation or liability to any Person for finders fees, brokerage fees, agents' commissions or like payments in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

4.16 Disclosure. No certificate, statement, report or other document furnished to the Lender by or on behalf of the Borrower in connection herewith or in connection with any transaction contemplated hereby, or this Agreement, or any Financing Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

4.17 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 4.17 hereto.

4.18 Subsidiaries; Affiliates; Solvency.

4.18.1 Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 4.18 hereto.

4.18.2 Borrower is Solvent and will continue to be Solvent after the creation of the Revolving Credit Facility, the security interests of Lender and the other transaction contemplated hereunder.

4.19 Environmental Compliance.


4.19.1 Except as set forth on Schedule 4.19 hereto, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or permit, and the operations of Borrower complies in all material respects with all Environmental Laws and all permits.

4.19.2 Except as set forth on Schedule 4.19 hereto, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

4.19.3 Except as set forth on Schedule 4.19 hereto, Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

4.19.4 Borrower has all permits required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other permits are valid and in full force and effect.

4.20 Intellectual Property; License Agreement. Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 4.20 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 4.20. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property.
     Schedule 4.20 hereto sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by Borrower which is owned by another person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender. Without limiting the foregoing, Borrower is party to that certain License Agreement dated December ___, 2007 (the "COES License Agreement") executed by and between Borrower's parent company, GS Ethanol, and pursuant thereto holds the intellectual property rights to build and operate the COES Installations based on the Technology (as such term is defined in the COES License Agreement), as well as that certain COES Installation located at Utica Energy, LLC, 4995 State Road 91, Oshkosh, WI 54904 (the "Utica System"). The COES License Agreement remains in full force and effect, and neither the Borrower or GS Ethanol is in default or breach of any of the terms thereof.

4.21 No Event of Default. After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements and the other instruments or documents delivered in connection herewith and therewith, there does not exist at the date hereof any Default or Event of Default.

4.22 Names. Neither the Borrower nor any Guarantor has been known by any other corporate or fictitious name.

SECTION 5.        AFFIRMATIVE COVENANTS.


     The Borrower covenants and agrees that, until all of the Obligations are paid and satisfied in full, it shall comply, or cause compliance with, the following covenants:

5.1 Preservation of Existence. The Borrower and each Guarantor will each preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or in view of the ownership of its properties.

5.2  Maintenance of Properties; Insurance.

5.2.1 The Borrower and each Guarantor will each maintain in good repair, working order and condition all properties used or useful in its business (ordinary wear and tear excepted) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements, additions and improvements thereto to the extent necessary for the operation of their respective businesses.

5.2.2 The Borrower and each Guarantor shall be a beneficiary of insurance, with financially sound and reputable insurers reasonably acceptable to the Lender, with respect to its properties and business, against loss or damage of the kinds and in the amounts customarily insured against by businesses of established reputation engaged in the same or a similar business and similarly situated.

5.2.3 The Borrower shall provide the Lender with evidence satisfactory to the Lender that each policy provided for in this Section 5.2 is in full force and effect and that the Lender is named as loss payee, mortgagee, and additional insured on such policies, and each such policy shall include a non-contributory lender's loss payable endorsement and provide that the Lender shall receive not less than thirty (30) days' notice of cancellation.

5.3 Payment of Taxes. The Borrower and each Guarantor will each pay and discharge promptly all taxes (including, without limitation, all payroll withholdings), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; provided, however, that the Borrower and each Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the validity or amount thereof shall be contested in good faith by proper proceedings, and if the Borrower or any Guarantor it shall have set aside on its books appropriate reserves.

5.4  Field Audit and Examinations.

5.4.1 Without limiting the rights of the Lender under any other Financing Agreement, the Lender, or any Person designated by the Lender, shall have the right, from time to time to call at the place or places of business of the Borrower or any Guarantor (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and without hindrance or delay, and in the absence of a Default or an Event of Default, upon one (1) Business Days notice, (i) to inspect, audit, check and make copies of and extracts from the books, records, journals, correspondence and other data relating to the business of the Borrower and any Guarantor, (ii) to verify such matters concerning the Collateral as the Lender (in its sole and absolute discretion) may consider appropriate, and (iii) to discuss the affairs, finances and business of the Borrower or any Guarantor and with their officers, directors and accountants. Upon request, the Borrower will provide the Lender with copies of such documents as the Lender may reasonably request. The Borrower shall pay on demand all reasonable out-of-pocket expenses incurred by the Lender in connection with such field audits. In addition to the foregoing, the Borrower and NextGen Fuel shall provide the Lender with electronic access to view their bank accounts, if such access is available.

5.5 Accounting; Financial Statements and Other Information. The Borrower will maintain a system of accounting established and administered in accordance with GAAP and will set aside on its books all such proper reserves for each fiscal year for depreciation, obsolescence, amortization, bad debts and other purposes as shall be required by GAAP. The Borrower will deliver, or cause to be delivered, to the Lender:

5.5.1 As soon as practicable after the end of each fiscal year of the Borrower, and in any event within ninety (90) days thereafter, a balance sheet of the Borrower as at the end of such year and the related statements of income, retained earnings, shareholders' equity and changes in financial position of the Borrower for such year, all in reasonable detail and satisfactory in scope to the Lender, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which statements shall be prepared in accordance with GAAP (subject to minor reclassifications) and prepared by management and with in one hundred and eighty days (180), Financial Statements in accordance with GAAP audited by an independent certified public accounting firm of recognized standing selected by the Borrower and acceptable to the Lender, and shall fairly present the financial position and operations of the Borrower as of the end of such year;

5.5.2 As soon as practicable, but in no event later than thirty (30) days prior to end of each fiscal year, projected financial statements, business plan, and cash flow forecasts for the next fiscal year, together with such supporting information as the Lender may reasonably request.

5.5.3 As soon as practicable following the end of the each fiscal quarter of the Borrower, but in any event not later than sixty (60) days thereafter, an unaudited balance sheet of the Borrower as of the end of such quarter and the related combined statements of income, retained earnings and shareholders' equity of the Borrower for such quarter, all in reasonable detail and satisfactory in scope to the Lender, setting forth for each such period in comparative form the corresponding figures for the appropriate period of the preceding fiscal year, which statements shall be prepared in accordance with GAAP and, subject to normal year-end adjustments, shall present fairly the financial position and operations of the Borrower as at the end of the period involved;

5.5.4 Promptly upon receipt thereof, copies of any reports (including, without limitation, any management letters) submitted to the Borrower by any independent certified public accountant in connection with the examination of the annual or interim financial statements of the Borrower by such accountant;

5.5.5 Promptly upon the issuance thereof, copies of all reports, if any, sent by the Borrower to the Securities and Exchange Commission or any other governmental agency or any securities exchange;

5.5.6 On a monthly basis, a written update on the status of the registration of equity securities by each of GreenShift, GS AgriFuels and GS CleanTech pursuant to certain existing agreements with the Lender;

5.5.7 Concurrently with the delivery of the financial statements required to be furnished by Sections 5.5.1 and 5.5.2 hereof, a certificate signed by the chief executive officer of the Borrower stating (a) that a review of the activities of each during such period has been made under his immediate supervision with a view to determining whether such entity has observed, performed and fulfilled all of its obligations under this Agreement, and
     (b) that to his knowledge there existed during such period no Default or Event of Default or if any such Default or Event of Default did exist, specifying the nature thereof, the period of existence thereof and what action such entity proposes to take, or has taken, with respect thereto;

5.5.8 Promptly upon learning of the occurrence of any Default or Event of Default, a certificate signed by the chief executive officer of the Borrower specifying the nature thereof and the action the Borrower propose to take or has taken with respect thereto;

5.5.9 Immediately upon becoming aware of any development or other information which may materially and adversely affect the properties, business, profits, condition of the Collateral or financial condition of the Borrower or the ability of the Borrower to perform or comply with this Agreement or to pay any of the Obligations, telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect;

5.5.10 Concurrently with the receipt thereof, copies of all signed sale contracts with respect to any new COES Installation, including the price, payment terms and expected delivery date thereof;

5.5.11 On the fifth day of each month, or more frequently upon the request of the Lender, the Borrower shall provide the Lender with (i) a comparison of the actual status of the Borrower's installation of the COES Installations (including costs and expenses to date broken out by installation) to the projections set forth in the Build Out Draw Schedule, (ii) an updated Build Out Draw Schedule, in a form and of a nature acceptable to the Lender in all respects, (iii) a comparison of the Borrower's actual operations to the Cash Flow Projections for the prior month, and (iv) an executed Compliance Certificate;

5.5.12 On the Monday of each week, a report, in a form acceptable to Lender, setting forth all receipts into, and all disbursements from, the Blocked Account for the prior week; and

5.5.13 With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Lender with respect to the Borrower.

5.6  Compliance.   The  Borrower  will  comply  with  the  requirements  of  all applicable laws, rules, regulations or orders of any Governmental Authority, and all agreements to which it is a party, the noncompliance with which laws, rules, regulations, orders and agreements would materially adversely affect the business operations, prospects or assets, or the condition, financial or otherwise, of the Borrower.

5.7 ERISA. The Borrower shall maintain compliance in all material respects with the applicable provisions of ERISA. The Borrower will deliver to the Lender, promptly after the filing or receiving thereof, copies of all reports, including annual reports and notices, which the Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC, the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Lender a certificate of the chief executive officer or chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto.

5.8 Ownership/Control. Borrower shall continue to own not less than 100% of the equipment and other assets associated with the Utica System as well as all other COES Installations, provided, however, that if the customer utilizing the Utica System opts to exercise the purchase option contained in its equipment rental and license agreement with the Borrower, and 100% of the proceeds from such purchase are delivered to the Lender to be applied in reduction of the Obligations in a manner determined by the Lender in its sole and exclusive discretion, then such sale of the Utica System to such customer shall not constitute an Event of Default hereunder.

5.9 Change in Business. Neither the Borrower nor any Guarantor will make any material change in the character of its business as carried on at the date hereof.

5.10 Notification  to Lender.  The Borrower shall promptly  notify the Lender of
     (a) any Event of Default, (b) any Default, (c) any litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower, any Guarantor or any of their respective assets, (d) each and every default by the Borrower under any obligation for borrowed money which would permit the holder of such obligation to accelerate its maturity, including the names and addresses of the holders of such obligation and the amount thereof, (e) any change in the jurisdiction of formation or chief executive office of the Borrower or location of any of the Collateral from that listed in any of the Financing Agreements, in each case, describing the nature thereof and the action the Borrower or any Guarantor, as the case may be, proposes to take with respect thereto, and (f) Borrower shall give written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or
     (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law.

5.11 Environmental Compliance. Borrower shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response. Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's
     expense:  (a)  cause  an  independent   environmental  engineer  reasonably
     acceptable to Lender to conduct such tests of the site where Borrower's non-compliance or alleged non compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (b) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect. Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section shall survive the payment of the Obligations and the termination of this Agreement.

5.12 Further Assurances. The Borrower will duly execute and deliver, or will cause to be duly executed and delivered, such further instruments and documents, including, without limitation, any additional security agreements, Uniform Commercial Code financing statements or amendments or continuations thereof, and will do or use its best efforts to cause to be done such further acts as may be necessary or proper in the Lender's opinion to effectuate the provisions or purposes of this Agreement and the other Financing Agreements.

5.13 License Agreements.

5.13.1 Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 5.13.2 below, Borrower may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Lender prompt written notice of any material License Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Lender (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

5.13.2 Borrower will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of any Borrower to extend or renew any material License Agreement, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of Borrower, as Lender shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Lender may, but shall not be required to, perform any or all of such obligations of any Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

5.13.3 For the purposes of this Section 5.13, the COES License Agreement constitutes a material License Agreement.

5.14 Build Out Draw Schedule. The Borrower shall install the COES Installations in accordance with, and subject to, the Build Out Draw Schedule. In addition, the Borrower shall have installed no less than four (4) COES Installations (in addition to the Utica System) on or before June 30, 2008 and no less than three (3) additional COES Installations on or before September 30, 2008.

5.15 Compliance with Projections.

5.15.1 EBITDA Projections. The actual results of the Borrower's operations shall not negatively vary from the Borrower's Cash Flow Projections for the line item labeled "EBITDA" by more than ten percent (10%) on both a monthly basis (commencing with the month of July, 2008), and on a cumulative basis from July 1, 2008 through the last day of the month just ended prior to the testing date. This covenant shall be tested monthly, on the fifth day of each month.

5.15.2 Capex Projections. The actual costs and expenses of purchasing, assembling, and installing each COES Installation shall not exceed the amounts set forth for the same in the Borrower's Cash Flow Projections and Build Out Draw Schedule by more than ten percent (10%) on a monthly basis and on a cumulative basis from January 1, 2008 through the last day of the month just ended prior to the testing date. This covenant shall be tested monthly, on the fifth day of each month.

5.16 Minimum Production. Each COES Installation shall produce no less than an average of 1,250,000 gallons of corn oil each year.

SECTION 6.        NEGATIVE COVENANTS


     The Borrower covenants and agrees that, until all of the Obligations are paid and satisfied in full, it shall comply, or cause compliance, with the following covenants:

6.1 Investments and Guaranties. The Borrower shall not, directly or indirectly, assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations of any Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods, or services other than in the ordinary course of business, or otherwise to assure the creditors of any Person against loss) other than
     (a) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and
     (b) guarantees in favor of the Lender,  or make any investments  other than
     (i) investments in cash or Cash Equivalents, provided, that, (1) no Loans are then outstanding and (2) the terms and conditions of Section 2.3 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held, and (ii) the existing equity investments of Borrower as of the date hereof, provided, that such equity investments have been pledged to the Lender pursuant to the Pledge Agreement.

6.2 Limitation on Liens. Neither the Borrower nor any Guarantor will create, assume or suffer to exist any lien, mortgage, pledge or other encumbrance of any kind with respect to its real or personal property, whether now owned or hereafter acquired, except for: (i) liens in favor of the Lender,
     (ii) liens for taxes or assessments or other government charges or levies not yet due and payable or if due and payable being actively contested in good faith by appropriate proceedings and for which appropriate reserves are maintained; (iii) liens imposed by law, such as mechanics', materialmen's, and landlords' liens, securing obligations incurred in the ordinary course of business which are not past due or which are being actively contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (iv) liens under workmen's compensation, unemployment insurance, social security or similar legislation arising in the ordinary course of business and for which the underlying obligations are not yet due; (v) liens, deposits, or pledges to secure the performance of leases, statutory obligations, surety and appeal bonds or other similar obligations arising in the ordinary course of business; (vi) judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed, and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; and (vii) liens existing on the date hereof and listed on Schedule 4.12 hereto (and extension, renewal and replacement liens upon the same property subject to such listed lien, provided that the amount secured by each such lien constituting such an extension, renewal or replacement lien shall not exceed the amount secured by the lien theretofore existing).

6.3 Additional Obligations. Neither the Borrower nor any Guarantor shall not create, incur, assume or permit to exist any Indebtedness, except (i) all Indebtedness incurred under this Agreement and the Financing Agreements or any other agreement with the Lender; (ii) trade payables and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and not more than thirty (30) days past due (or if past due the obligation with respect thereto is being actively contested in good faith and by appropriate proceedings), (iii) Indebtedness secured by liens referred to in Section 6.2 and (iv) all other obligations which are subordinate in right of payment to the Obligations of the Borrower hereunder, provided that the terms of such obligations and their subordination are previously approved by the Lender in writing, and provided that no such obligations shall be paid or prepaid other than in accordance with such terms as have been previously approved in writing by the Lender. Neither the Borrower nor any Guarantor shall substitute any collateral with respect to any obligations to any creditor without the prior written consent of the Lender, which may be withheld in its sole discretion.

6.4 Mergers, Etc.. Neither the Borrower, nor any Guarantor shall dissolve or otherwise sell or dispose of all or any substantial part of its assets or consolidate with or merge into another entity or business or permit one or more entities to consolidate with or merge into it, without the prior consent of the Lender.

6.5 Accounting Changes. The Borrower shall not make any change in its accounting treatment or financial reporting practices except as required by GAAP, and then only upon giving the Lender prior notice thereof.

6.6 Negative Pledges, Etc.. The Borrower shall not enter into any agreement (other than this Agreement or any other Financing Agreement) which (i) prohibits the creation or assumption of any Lien superior to the Lender's Lien upon any of the Collateral, including, without limitation, any hereafter acquired property or (ii) specifically prohibits the amendment or other modification of this Agreement or any other Financing Agreement.

6.7 Recapitalization. The Borrower shall not sell, issue or agree to sell or issue any capital stock of any class, except with the express written consent of the Lender, which consent may be given or withheld in the Lender's sole and exclusive discretion.

6.8 Dividends and Redemptions. Except as may be expressly permitted by written agreement between the Borrower and the Lender, Borrower shall not directly or indirectly, declare or pay any dividends on account of any membership interests of the Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any membership interest (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

6.9  Transactions  with Affiliates.  Borrower shall not, directly or indirectly,
     (i) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except (x) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person, and (y) the assignment of the License Agreement and contracts for COES Installations contemplated in Sections 3.1.13, 3.3.4, and 4.20 hereof, or (ii) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except (x) reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business, (y) up to $400,000 from the $4,000,000 Funding Date Advance may be used to pay a portion of the Borrower's parent company's overhead attributable to the Borrower's operations and to make working capital advances to Affiliates, and (z) provided that no Event of Default has occurred, or will occur as a result of such payment, and the Borrower has sufficient cash flow after paying all of the Borrower's then current expenses including its debt service to the Lender, the Borrower may during the term of this Agreement, make payments from such excess cash flow in an aggregate amount of not more than $400,000 to pay a reasonable portion of its parent company's overhead attributed to the Borrower's operations and/or to make working capital advances to its Affiliates. In no event shall any proceeds of the Revolving Advances be used to make any of the payments described in Section 6.9(ii)(z) above.

SECTION 7.        EVENTS OF DEFAULT/REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

7.1.1 Payment Default. If the Borrower shall fail to pay any installment of principal or interest due hereunder, or any fee or charge due and payable hereunder or under any other Financing Agreement, as and when the same shall become due and payable; or

7.1.2 Covenants (No Cure Period). If Borrower fails in the performance or observance of, or a breach shall occur under, the covenants contained in Sections 5.2, 5.8, and Section VI hereof; or

7.1.3 Covenants (Cure Period). If Borrower fails in the performance or observance of, or a breach shall occur under, any covenant, agreement or provision contained herein other than as described in the other sub-sections of this Section 7.1, and such failure shall continue for a period of thirty (30) days after the earlier to occur of (i) the Borrower obtaining knowledge of such default and (ii) notice to the Borrower setting forth the default or defaults, provided that such thirty (30) day period shall not apply in the case of: (A) any failure to observe or perform any such covenant which is not capable of being cured at all or within such thirty (30) period, or which has been the subject of a prior failure within a six (6) month period, or (B) the intentional breach by the Borrower of any such covenant;

7.1.4 Representations. If any representation or warranty made by or on behalf of the Borrower or any Guarantor, whether contained in this Agreement, in any of the other Financing Agreements, or in any other document or instrument referred to herein or therein or delivered in connection with any of the transactions contemplated herein or therein, shall prove to have been false or incorrect in any material respect when made; or

7.1.5 Voluntary Insolvency Proceedings.  If the Borrower or any Guarantor, shall
     (i) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or any part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the bankruptcy laws of the United States of America (as now or hereafter in effect) or any similar foreign law, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such bankruptcy laws of the United States of America, or any similar foreign law, or (vii) take any action for the purpose of effecting any of the foregoing; or

7.1.6 Involuntary Insolvency Proceedings. A proceeding or case shall be commenced, without the application or consent of the Borrower or any Guarantor in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of the Borrower or any Guarantor, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Borrower or any Guarantor, or of all or any part of any of their assets, (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, for a period of forty five (45) days; or
     (iv) any order for relief against the Borrower or any Guarantor, shall be entered in an involuntary case under bankruptcy laws of the United States of America, or any similar foreign law, and shall continue undismissed for a period of forty five (45) days; or

7.1.7 Divestiture of Assets. If any order, judgment, or decree shall be entered in any proceeding requiring the Borrower or any Guarantor to divest itself of any material part of its assets, and if, within forty-five (45) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within ten (10) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or

7.1.8 Judgments and Tax Liens. If one or more judgments, attachments, or tax liens exceeding $100,000 in the aggregate are entered against the Borrower and/or any Guarantor, or against the Borrower's or Guarantor's property, and remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement proceedings are commenced with respect to any judgment, attachment, or tax lien against the Borrower or any Guarantor; or

7.1.9 Other Defaults. If the Borrower or any Guarantor shall (i) fail to pay any indebtedness for borrowed money or any interest or premium thereon, or any obligation which is the substantive equivalent thereof (including, without limitation, obligations under conditional sales contracts, finance leases and the like) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure to pay is not cured within any applicable grace or cure period contained in such agreement; or
     (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

7.1.10 Dissolution; Suspension of Business. If the Borrower or any Guarantor shall suspend or have suspended (voluntarily or involuntarily and for whatever reason) the operation of a material portion of its business for a period of twenty (20) days or the Borrower or any Guarantor (other than those Guarantors which are listed on Schedule 7.1.10 hereto or for which the Borrower obtains the prior written consent of the Lender) dissolves or otherwise ceases to exist; or

7.1.11 ERISA. If any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, is not cured within thirty (30) days of notice thereof to Borrower or subjects the Borrower or any ERISA Affiliate to any tax penalty, or other liability which in the aggregate may exceed $10,000; or

7.1.12 Change in Condition. Any change in the condition or affairs (financial or otherwise) of the Borrower or any Guarantor shall occur which, in the Lender's reasonable opinion, increases the material risk with respect to the Revolving Credit Facility or impairs any of the Lender's security therefore; or

7.1.13 Revocation of Guaranty. Any Guarantor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of, any Guaranty, endorsement or other agreement of such party in favor of Lender; or

7.1.14 Indictment. The indictment of the Borrower or any Guarantor by any Governmental Authority the effect of which could be to restrain in any material way the conduct by the Borrower or such Guarantor of its business in the ordinary course; or

7.1.15 Lack of Enforceability; Invalidity. Any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for in any of the Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein); or

7.1.16 Title To Montana Property. The Borrower's affiliate, Sustainable Systems LLC, shall fail to have closed upon the purchase of the real and personal property set forth in that certain Installment Sale and Purchase Agreement dated September 30, 2005, as amended and in effect, and to have title to all such real and personal property fully vested in Sustainable Systems LLC, subject only to a Deed of Trust and security interest in favor of the Lender and such other encumbrances as are specifically set forth in such Deed of Trust, all on or before June 30, 2008; or

7.1.17 Cross Default. The occurrence of any event of default under the other Financing Agreements, or under any other agreement between the Lender and the Borrower, or any agreement between the Lender and any Guarantor, including, without limitation, any default or event of default under the Convertible Debentures and Security Purchase Agreements (as those terms are defined in the Security Agreement).

7.2 Remedies. Upon the occurrence of any one or more of such Events of Default, the Lender may, at its option, without presentment for payment, demand, notice of dishonor or notice of protest or any other notice, all of which are hereby expressly waived by the Borrower, declare the Revolving Credit Facility to be due and payable together with interest at the default rate specified in the instruments or documents evidencing the Revolving Credit Facility; provided, however, that if such event is an event specified in
     Section 7.1.5 or 7.1.6, then the Revolving Credit Facility shall automatically become due and payable together with interest at the default rate specified in the instruments evidencing the Revolving Credit Facility. The Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New Jersey and under the Uniform Commercial Code of any other state in which any Collateral may be situated, and, additionally, all of the rights and remedies set forth in this Agreement and the other Financing Agreements, and in any instrument or document referred to herein or therein, and under any other applicable law relating to this Agreement or the other Financing Agreements. The Lender may, at its option, cure any default by the Borrower under any agreement with a third party which constitutes, or would with notice or lapse of time or both constitute, an Event of Default hereunder, and may add the amount expended in such cure to the Obligations and charge the Borrower's account therefor, such amounts to be repayable by the Borrower on demand; the Lender shall be under no obligation to effect such cure and shall not by making any payment for the Borrower's account be deemed to have assumed any obligation or liability of the Borrower. Notwithstanding the foregoing, the Lender acknowledges and agrees that it shall not exercise its right to sell, transfer, or assign the COES License Agreement unless and until an Event of Default has occurred.

SECTION 8.        MISCELLANEOUS

8.1 Expenses. The Borrower, whether or not the transactions contemplated hereby are consummated, shall pay to the Lender, or reimburse the Lender for, all out-of-pocket expenses incurred by the Lender in connection with the negotiation, preparation, administration, and enforcement of this Agreement, the other Financing Agreements, all other agreements, instruments and documents executed and delivered in connection herewith and therewith, and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter made or entered into in respect thereof, including, but not limited to, filing fees, expenses for searches, and the reasonable fees and disbursements of counsel to the Lender.

8.2 Survival of Agreement. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

8.3 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lender, any right, power or privilege under this Agreement or under any of the Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies of the Lender hereunder and under the Financing Agreements and under any other present and future agreements between the Lender and the Borrower are cumulative and not exclusive of any rights or remedies provided by law, or under any of said Financing Agreements or agreements and all such rights and remedies may be exercised successively or concurrently.

8.4 Notices and Deliveries. All notices, approvals, consents, requests, demands or other communications (collectively, "Communications") to or upon the respective parties hereto shall be made in writing in one of the following ways and shall be deemed to have been given, received and dated: if by hand (with receipt acknowledged), immediately upon delivery; if by express mail or any other overnight delivery service, one day after dispatch (unless the delivery service publicly announces that due to events beyond its control deliveries may not be made on the next day, then in accordance with the delivery schedule so announced by the delivery service); and if by certified mail, return receipt requested, four days after mailing. All Communications are to be given to the following addresses (or to such other address as any party may designate by Communication in accordance with this Section):

                  If to the Lender:

                  YA Global Investments, L.P.
                  101 Hudson Street-Suite 3700
                  Jersey City, New Jersey 07302
                  Attention:  Mr. Troy Rillo

                  with a copy to:

                  Douglas K. Clarke, Esquire
                  Riemer & Braunstein LLP
                  3 Center Plaza
                  Boston, Massachusetts 02108

                  and

                  If to Borrower:
                  c/o GS COES (Yorkville I), LLC
                  One Penn Plaza, Suite 1612
                  New York, New York 10119
                  Attn:  Mr. Kevin Kreisler

                  with a copy to:

                  Sonageri & Fallon, LLC
                  411 Hackensack Plaza
                  Hackensack, New Jersey
                  Attn:  James Sonageri, Esq.

8.5 Amendments and Waivers. Neither this Agreement, nor any of the other Financing Agreements or any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.6 Applicable Law. The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New Jersey but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New Jersey.

8.7 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns, except that the Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of the Lender.

8.8 Partial Invalidity. If any provision of this Agreement or the other Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the other Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

8.9 Headings and Word Meanings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement. The words "herein," "hereinabove," "hereof," and "hereunder," when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, the masculine gender shall include the feminine and neuter and the disjunctive shall include the conjunctive, and vice versa, unless the context otherwise requires.

8.10 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

8.11 JURISDICTION; SERVICE OF PROCESS. Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey, and the United States District Court for the District of New Jersey sitting in Newark, New Jersey, whichever Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property). In any such litigation, the Borrower waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified mail directed to it at its address set forth herein, or designated in writing pursuant to, this Agreement or in any other manner permitted by the rules of either of said courts.

8.12 Indemnity. Borrower shall indemnify and hold Lender, and its directors, agents, employees and attorneys, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and legal expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. No indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

8.13 Marshalling; Recourse to Security; Payments Set Aside. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations of the Borrower to the Lender hereunder or under the Financing Agreements or otherwise. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender exercises its rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

8.14 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

8.15 Set-off. In addition to any rights and remedies of the Lender now or hereafter provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to set off and apply against any Obligation, whether matured or immature, of the Borrower any amount owing from the Lender to the Borrower, at or at any time after the happening of any such Event of Default, and such right of set-off may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit or creditors, receiver, or execution, judgment or attachment creditor of any of them, notwithstanding the fact that such right of set-off shall not have been exercised by the Lender before the making, filing or issuance, or service on the Lender, of, or of notice of, any such event or proceeding.

8.16 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

8.17 Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Lender. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   GS COES (YORKVILLE I), LLC

                                   By: /s/ Kevin Kreisler
                                      ------------------------------
                                   Name:   Kevin Kreisler
                                   Title:  Chairman and Chief Executive Officer

                                   YA GLOBAL INVESTMENTS, L.P.

                                   By:     Yorkville Advisors, LLC
                                   Its:    Investment Manager

                                   By: /s/ Troy Rillo
                                      ------------------------------
                                   Name:   Troy Rillo
                                   Title:  Senior Managing Director

                                                                   Exhibit A

                                 REVOLVING NOTE
$10,000,000.00                                              January 11, 2008

     GS COES (YORKVILLE I), LLC (the "Borrower"), a New York limited liability company, hereby promises to pay to the order of YA GLOBAL INVESTMENTS, L.P. (the "Lender"), at the office of the Lender at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07303, in lawful money of the United States and in immediately available funds, the principal sum of TEN MILLION DOLLARS ($10,000,000.00), or, if less, the unpaid principal amount of all Revolving Advances made pursuant to the Credit Agreement (as defined below).


     This Note is the Revolving Note referred to in that certain Credit Agreement, dated as of the date hereof, between the Borrower and the Lender (as such agreement may be further amended from time to time the "Credit Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Credit Agreement. Capitalized terms used herein shall be defined as in the Credit Agreement.


     The outstanding unpaid principal balance of this Note shall bear interest at the rate per annum provided for in the Credit Agreement. Interest on this Note shall be payable monthly on the first day of each month commencing on the date hereof, and shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed.


     If any payment on this Note becomes due and payable on a day which is not a Business Day, such payment shall be extended to the next succeeding day on which those offices are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.


     The Borrower hereby waives diligence, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.


     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Borrower and the Lender, or any holder hereof.


     This Note shall be governed by, and construed in accordance with, the laws of the State of New Jersey, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Lender, its successors, endorsees and assigns. If any term or provisions of this note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions thereof shall in no way be affected thereby.

                                 GS COES (YORKVILLE I), LLC

                                 By:      ________________________________
                                 Name:    Kevin Kreisler
                                 Title:   Chairman and Chief Executive Officer